As filed with the Securities and Exchange Commission on March 2, 2001

Registration No. 333-80647

SECURITIES AND EXCHANGE COMMISSION
450 FIFTH STREET, N.W.
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE PEPSI BOTTLING GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	13-4038356
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Pepsi Way
Somers, New York 10589-2201
(Address of Principal Executive Offices, including Zip Code)

PBG 401(k) SAVINGS PROGRAM (1)
PBG 401(k) PROGRAM(1)
 (Full Title of the Plans)

Pamela C. McGuire
Senior Vice President, General Counsel and Secretary
The Pepsi Bottling Group, Inc.
One Pepsi Way
Somers, New York 10589
(914) 767-7982

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	2,000,000 (1)	N/A (1)	N/A (1)	N/A (1)

(1)	No additional securities are being registered. The applicable registration fees were paid upon filing of the original Registration Statement No. 333-80647. Therefore, no further registration fee is required. These 2,000,000 shares of Common Stock issuable under the PBG Long Term Savings Program (to which the PBG 401(k) Savings Program and the PBG 401(k) Program are successors) were originally registered on Form S-8 (Registration No. 333-80647) on October 1, 1998. The PBG 401(k) Savings Program and the PBG 401(k) Program share a common reserve, and by their terms the maximum number of shares of Common Stock issuable in the aggregate from the two plans combined is 2,000,000 shares.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somers, State of New York, on February 28, 2001.

THE PEPSI BOTTLING GROUP, INC.
By:	/s/ Pamela C. Mcguire Pamela C. McGuire Senior Vice President, General Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Craig E. Weatherup	Chairman of the Board and Chief Executive Officer	February 28, 2001
* John T. Cahill	President, Chief Operating Officer and Director	February 28, 2001
* Lionel L. Nowell, III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 28, 2001
* Andrea L. Forster	Vice President and Controller (Principal Accounting Officer)	February 28, 2001
Linda G. Alvarado	Director	February 28, 2001
* Barry H. Beracha	Director	February 28, 2001
* Thomas W. Jones	Director	February 28, 2001
* Thomas H. Kean	Director	February 28, 2001
* Susan D. Kronick	Director	February 28, 2001
* Margaret D. Moore	Director	February 28, 2001
* Robert F. Sharpe, Jr.	Director	February 28, 2001

* By:	/s/Pamela C. McGuire Pamela C. McQuire Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
24	Powers of Attorney (not previously filed).